Exhibit 99.1

KANSAS CITY SOUTHERN LINES ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/KSUSPECIAL or scan the QR code – login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/KSUSPECIAL Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Special Meeting Proxy Card 1234 5678 9012 345 IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals – The Board of Directors recommends a vote FOR the following proposals: 1. To adopt the Agreement and Plan of Merger, dated as of May 21, 2021 (as it may be amended from time to time, the “merger agreement”) by and among Kansas City Southern (“KCS”), Canadian National Railway Company (“CN”) and Brooklyn Merger Sub, Inc., a wholly owned subsidiary of CN (the “merger proposal”). For Against Abstain 2. To approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to KCS’s named executive officers that is based on or otherwise relates to the transactions contemplated by the merger agreement. For Against Abstain 3. To approve the adjournment of the KCS special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the KCS special meeting to approve the merger proposal or to ensure that any supplement or amendment to this proxy statement/prospectus is timely provided to KCS shareholders. B Authorized Signatures – This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) – Please print date below. Signature 1 – Please keep signature within the box. Signature 2 – Please keep signature within the box. C 1234567890 J N T 1UPX 510070 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

The Special Meeting of Stockholders of Kansas City Southern will be held on Thursday, August 19, 2021 at 9:00 a.m. Central Time, virtually via the internet at meetings.computershare.com/MUKQC2H To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Stockholders. The material is available at: www.envisionreports.com/KSUSPECIAL Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/KSUSPECIAL IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. KANSAS CITY SOUTHERN Notice of Special Meeting of Stockholders Proxy Solicited by Board of Directors for Special Meeting – August 19, 2021 Robert J. Druten, Antonio O. Garza, Jr. and Patrick J. Ottensmeyer, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Kansas City Southern to be held on August 19, 2021 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR items 1, 2 and 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) C Non-Voting Items Change of Address – Please print new address below. Comments – Please print your comments below.